Exhibit 4.6
EXECUTION COPY
AMENDMENT NO. 2 TO SHARE SUBSCRIPTION AGREEMENT
     AMENDMENT NO. 2 TO SHARE SUBSCRIPTION AGREEMENT (this “Amendment No. 2”) dated as of October 20, 2008 (the “Amendment Date”) by and among (1) CICC Sun Company Limited, a company incorporated under the laws of the British Virgin Islands (“CICC”), (2) Carlyle Asia Growth Partners III, L.P., a limited partnership formed under the laws of the Cayman Islands (“CAGP”), (3) CAGP III Co-Investment, L.P. (“CAGP Co-Invest”, together with CAGP, “Carlyle”), (4) Concord Medical Services Holdings Limited, an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”), (5) the Controlling Shareholders (as defined below) and (6) the other parties listed on the signature page hereof.
W I T N E S S E T H:
     WHEREAS, pursuant to a Share Subscription Agreement dated as of February 5, 2008 (the “Original Agreement”), the Company agreed to issue and sell to each of CICC and Carlyle and each of CICC and Carlyle agreed to subscribe for certain Series A redeemable convertible preferred shares of the Company on the terms and conditions set forth in the Original Agreement;
     WHEREAS, certain terms in the Original Agreement were amended pursuant to an Amendment to Share Subscription Agreement dated as of April 2, 2008 (the “Amendment No. 1”);
     WHEREAS, the parties hereto and certain other parties entered into a Share Subscription Agreement dated as of October 10, 2008, as amended on October 20, 2008 (the “Series B Share Subscription Agreement”), pursuant to which the Company agreed to issue and sell to each of CICC and Carlyle and each of CICC and Carlyle agreed to subscribe for certain Series B redeemable convertible preferred shares, par value US$0.01 per share, of the Company (the “Series B Shares”) on the terms and conditions set forth therein;
     WHEREAS, the parties hereto desire to amend the Original Agreement, as amended by the Amendment No. 1 (the “Existing Agreement”), to reflect the changes set forth herein.
     NOW, THEREFORE, the parties hereto agree as follows:
     SECTION 1. Amendments. (a) The Existing Agreement is amended by deleting the existing definition of “Controlling Shareholders” in the preamble.
     (b) The Existing Agreement is amended by adding the following definitions to Section 1.01:

“Amended and Restated Shareholders’ Agreement” means the Amended and Restated Shareholders’ Agreement dated October 8, 2008 by and among the Company, Carlyle, CICC, the Controlling Shareholders and certain other Persons listed on the signature pages thereto.
“Amendment to Convertible Loan Agreement” means the Amendment to Convertible Loan Agreement dated October 20, 2008 by and among the Company, Carlyle, the Controlling Shareholders and the Group Companies.
“China Medstar” means China Medstar Pte. Ltd., a company incorporated under the laws of Singapore.
“Controlling Shareholders” means, collectively, the following Persons:
(1) Mr. Cheng Zheng (), a PRC citizen with passport number G14947877 (“Mr. Cheng”);
(2) CZY Investments Limited, a company incorporated under the laws of the British Virgin Islands and a direct wholly owned Subsidiary of Mr. Cheng;
(3) Mr. Yang;
(4) Daketala International Investment Holdings Ltd., a company incorporated under the laws of the British Virgin Islands and a direct wholly owned Subsidiary of Mr. Yang;
(5) Mr. Sun;
(6) Dragon Image Investment Ltd., a company incorporated under the laws of the British Virgin Islands and a direct wholly owned Subsidiary of Mr. Sun;
(7) Mr. Zhang Jing (), a PRC citizen with passport number G10824344 (“Mr. Zhang”);
(8) Thousand Ocean Group Limited, a company incorporated under the laws of the British Virgin Islands and a direct wholly owned Subsidiary of Mr. Zhang;
(9) Mr. Yap Yaw Kong (), a Malaysia citizen with passport number A15954913 (“Mr. Yap”);

(10) Top Mount Group Limited, a company incorporated under the laws of the British Virgin Islands and a direct wholly owned Subsidiary of Mr. Yap;
(11) Mr. Liu;
(12) Ms. Bona Lau, a New Zealand citizen with passport EA713283 (“Ms. Lau”); and
(13) Notable Enterprise Limited, a company incorporated under the laws of the British Virgin Islands and a direct wholly owned Subsidiary of Ms. Lau.
     “Convertible Loans” means, collectively, (i) the convertible loan in the principal amount of US$5,000,000 borrowed by the Company from Carlyle pursuant to the Amended and Restated Convertible Loan Agreement by and among the Company, Carlyle and certain other parties thereto dated as of April 2, 2008, and (ii) the convertible loan in the principal amount of US$20,000,000 borrowed by the Company from Carlyle pursuant to the Convertible Loan Agreement by and among the Company, Carlyle and certain other parties thereto dated as of April 10, 2008, as amended by the Amendment to Convertible Loan Agreement.
     “QPO” means a firm-commitment underwritten IPO (i) led by an internationally reputable underwriter, approved by a majority of the Board of Directors (which majority shall include the Carlyle Director, the CICC Director and the Starr Director, and yielding a valuation of the Company at not less than US$450 million immediately prior to the consummation of such IPO, or (ii) any other IPO approved by holders of at least 70% of the then outstanding Series B Shares.
     “QPO Date” means the date on which the QPO is consummated.
     “Second Amended and Restated Memorandum and Articles” means the Second Amended and Restated Memorandum and Articles of the Company adopted by the board of directors and shareholders of the Company on October 20, 2008.
     “Series B Shares” means the Series B redeemable convertible preferred shares, par value US$0.01 per share, of the Company.

     (c) The Existing Agreement is amended by replacing the existing definitions of “Group” and “2008 Net Income” in Section 1.01 with the following new definitions, respectively:
     “Group” means, at any time, collectively, the Company and all direct and indirect then-current and future Subsidiaries of the Company.
     “2008 Net Income” means the consolidated after-tax net income of the Company for the Company’s fiscal year ending December 31, 2008; provided that (i) the 2008 Net Income shall not include the cumulative effect of any change or changes in accounting principles; (ii) the 2008 Net Income shall not include any extraordinary or non-recurring earnings obtained or losses incurred by any Group Company; (iii) the 2008 Net Income shall not include non-cash charges or expenses relating to any share-based compensation, the Convertible Loans, Series A Shares and Series B Shares; (iv) the 2008 Net Income shall not include the consolidated after-tax net income generated from sales of medical equipment by China Medstar and its Subsidiaries to the extent it exceeds 30% of China Medstar’s consolidated after-tax net income for the year ending December 31, 2008 (the calculation of which shall not include (A) the cumulative effect of any change or changes in accounting principles and (B) any extraordinary or non-recurring earnings or losses); (v) the 2008 Net Income shall include the consolidated after-tax net income of China Medstar for the whole year ending December 31, 2008 and, if such inclusion is agreed to by all Investors, the full-year after-tax net income of any other business that the Company may have acquired after the date hereof; and (vi) any dividend paid by the Company on the Preferred Shares pursuant to the Second Amended and Restated Memorandum and Articles shall not be deemed expenses for the purposes of calculating 2008 Net Income. For the avoidance of doubt, any accounts receivable generated by the Company during the Company’s fiscal year ending December 31, 2008 and written off by the Company in connection with the audit of the 2008 Audited Financial Statements shall not be deemed a non-recurring loss and shall be included as a loss when calculating the 2008 Net Income.
     (d) The Existing Agreement is amended by adding the following rows to the table in Section 1.01(b):

Pre-Closing Options	8.16	(a)

Post Closing Options	8.16	(b)

     (e) The Existing Agreement is amended by replacing the existing Article 4 with the following new Article 4:
ARTICLE 4
Earning Adjustments
     Section 4.01. Calculation of 2008 Net Income. As soon as practicable and in any event within one hundred and fifty (150) days after the end of the Company’s fiscal year ending December 31, 2008, the Company shall complete the 2008 Audited Financial Statements and on the same date of such completion have the accounting firm who prepared the 2008 Audited Financial Statements calculate the 2008 Net Income based on the 2008 Audited Financial Statements.
     Section 4.02. Adjustment with respect to the Subscription. If the 2008 Net Income is lower than the RMB equivalent of US$21,430,000 (calculated with the spot exchange rate between US dollars and RMB as quoted by the People’s Bank of China on the Closing Date), the Controlling Shareholders shall, jointly and severally,
     (a) transfer to each Investor free of charge a number of Ordinary Shares equal to (x) the number of such Investor’s Purchased Shares, multiplied by (y) a ratio, the numerator of which is equal to (i) 7 times the RMB equivalent of US$21,430,000 (calculated with the spot exchange rate between US dollars and RMB as quoted by the People’s Bank of China on the Closing Date) minus (ii) 7 times the 2008 Net Income, and the denominator of which is equal to (I) 7 times the 2008 Net Income minus (II) the Total Closing Investment; and
     (b) pay to each Investor the US dollar equivalent (calculated with the spot exchange rate between US dollars and RMB as quoted by the People’s Bank of China on the date of such payment) of an amount equal to (x) the Purchase Price of such Investor, multiplied by (y) a ratio, the numerator of which is equal to (i) 7 times the RMB equivalent of US$21,430,000 (calculated with the spot exchange rate between US dollars and RMB as quoted by the People’s Bank of China on the Closing Date) minus (ii) 7 times the 2008 Net Income, and the denominator of which is equal to (I) 7 times the RMB equivalent of US$21,430,000 (calculated with the spot exchange rate between US dollars and RMB as quoted by the People’s Bank of China on the Closing Date) minus (II) the Total Closing Investment, multiplied by (z) 0.3.

     Section 4.03. Adjustment with respect to the Carlyle Loan Conversion. If the 2008 Net Income is lower than the RMB equivalent of US$21,430,000 (calculated with the spot exchange rate between US dollars and RMB as quoted by the People’s Bank of China on the Closing Date), the Controlling Shareholders shall, jointly and severally,
     (a) transfer to Carlyle free of charge a number of Ordinary Shares equal to (x) the number of Series A Shares Carlyle acquired as a result of the Carlyle Loan Conversion multiplied by (y) a ratio, the numerator of which is equal to (i) 7 times the RMB equivalent of US$21,430,000 (calculated with the spot exchange rate between US dollars and RMB as quoted by the People’s Bank of China on the Closing Date) minus (ii) 7 times the 2008 Net Income, and the denominator of which is equal to (I) 7 times the 2008 Net Income minus (II) the Total Closing Investment; and
     (b) pay to Carlyle the US dollar equivalent (calculated with the spot exchange rate between US dollars and RMB as quoted by the People’s Bank of China on the date of such payment) of an amount equal to (x) the Existing Carlyle Loan Conversion Amount, multiplied by (y) a ratio, the numerator of which is equal to (i) 7 times the RMB equivalent of US$21,430,000 (calculated with the spot exchange rate between US dollars and RMB as quoted by the People’s Bank of China on the Closing Date) minus (ii) 7 times the 2008 Net Income, and the denominator of which is equal to (I) 7 times the RMB equivalent of US$21,430,000 (calculated with the spot exchange rate between US dollars and RMB as quoted by the People’s Bank of China on the Closing Date) minus (II) the Total Closing Investment, multiplied by (z) 0.3.
     Section 4.04. Procedure of Adjustment. The adjustments set forth in Sections 4.02 and 4.03 shall be made within five (5) Business Days of the day on which the 2008 Net Income is calculated pursuant to Section 4.01. On each date on which the adjustments are to be made, the Controlling Shareholders shall (i) deliver to each Investor a copy of the updated register of members of the Company dated such date and duly certified by a duly authorized director of the Company evidencing such Investor’s ownership of the Ordinary Shares transferred to such Investor pursuant to Sections 4.02 and 4.03, respectively, which Ordinary Shares shall be free and clear of any Lien (including any restrictions on the voting rights or transferability of such Ordinary Shares other than those restrictions set forth in this Agreement) and duly authorized, validly issued, fully paid and non-assessable; and (ii) cause the Company to deliver to such Investor a certificate representing such Ordinary Shares.

     Section 4.05. Termination of Adjustment Rights. Sections 4.01 through 4.04 shall terminate upon the occurrence of the QPO.
     (f) The Existing Agreement is amended by replacing the existing Section 8.11 with the following new Section 8.11:
     Section 8.11. QPO. Each Group Company and each Controlling Shareholder shall use its or his or her best efforts to complete the QPO by the third anniversary of the closing of subscription contemplated by the Series B Share Subscription Agreement.
     (g) The Existing Agreement is amended by replacing the existing Section 8.16 with the following new Section 8.16:
     Section 8.16. Employee Stock Options. (a) Notwithstanding anything to the contrary set forth in Section 8.01, prior to the Closing Date (as defined in the Series B Share Subscription Agreement), the Company may adopt an employee share option plan under which the Company will be authorized to grant a maximum number of share options equal to 1.5% of the Ordinary Shares outstanding immediately prior to the Closing (as defined in the Series B Share Subscription Agreement), calculated on a Fully-Diluted basis (the “Pre-Closing Options Pool”). Notwithstanding anything to the contrary set forth in the Amended and Restated Shareholders’ Agreement and the Second Amended and Restated Memorandum and Articles, the majority of the directors of the Company (which majority shall include the directors designated by Carlyle and CICC pursuant to the Shareholders’ Agreement or the Amended and Restated Shareholders’ Agreement, as applicable) shall have the sole right to determine the granting of the share options in the Pre-Closing Options Pool.
     (b) The majority of the directors of the Company (which majority shall include all directors designated by the Investors pursuant to the Amended and Restated Shareholders’ Agreement) may adopt an employee share option plan under which the Company will be authorized to grant a maximum number of share options equal to 3.0% of the Ordinary Shares outstanding on (x) the QPO Date or (y) April 30, 2009, whichever is earlier, calculated on a Fully-Diluted basis (the “Post-Closing Options Pool”); provided that (A) no share options in the Post-Closing Options Pool shall be granted to any of the Controlling Shareholders unless such grant has been approved by all directors of the Company designated by the Investors pursuant the Amended and Restated Shareholders’ Agreement, and (B) the exercise price of any such share option shall not be lower than the fair market value of the Ordinary Share on a per share basis on the date that such share option is granted.
     SECTION 2. Effect of Amendment. Except as amended by this Amendment No. 2, the Existing Agreement shall remain unchanged and in full force and effect. From and after the Amendment Date, each reference to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Existing Agreement as amended by this Amendment No. 2, except as is otherwise expressly stated.
     SECTION 3. General. (a) This Amendment No. 2 shall be binding on the successors and permitted assigns of the parties hereto; (b) this No. 2 Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereunder and shall be subject to the jurisdiction of the courts in the State of New York; (c) this Amendment No. 2 may be executed in more than one counterpart, each of which shall be deemed an original and any counterpart so executed shall be deemed to be one and the same instrument; (d) each party hereto acknowledges that the parties hereto have participated jointly in the negotiation and drafting of this Amendment No. 2, and in the event an ambiguity or question of intent or interpretation arises, this Amendment No. 2 shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Amendment No. 2; (e) if any part of any provision of this Amendment No. 2 shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Amendment; and (f) each party hereto acknowledges that the remedies at law of the other parties hereto for a breach or threatened breach of this Amendment No. 2 would be inadequate and, in recognition of this fact, any party hereto, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 as of the date first written above.

CONCORD MEDICAL SERVICES HOLDINGS LIMITED
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

ASCENDIUM GROUP LIMITED
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

CHINA MEDSTAR PTE. LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

CYBER MEDICAL NETWORK LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

OUR MEDICAL SERVICES, LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

CHINA MEDICAL SERVICES (HOLDINGS) LIMITED
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

SHENZHEN AOHUA MEDICAL SERVICES CO., LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

SHENZHEN AOHUA MEDICAL LEASING AND SERVICES CO., LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

SHANGHAI MEDSTAR LEASING CO., LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

CMS HOSPITAL MANAGEMENT CO., LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

/s/ Steve Sun
Steve Xiaodi Sun, in his individual capacity

DRAGON IMAGE INVESTMENT LTD.
By:	/s/ Steve Sun
	Name:	Steven Xiaodi Sun
Title:

/s/ Yang Jianyu
Yang Jianyu, in his individual capacity

DAKETALA INTERNATIONAL INVESTMENT HOLDINGS LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

/s/ Bona Lau
Bona Lau, in her individual capacity

NOTABLE ENTERPRISE LIMITED
By:	/s/ Bona Lau
	Name:	Bona Lau
Title:

/s/ Cheng Zheng
Cheng Zheng, in his individual capacity

CZY INVESTMENTS LIMITED
By:	/s/ Cheng Zheng
	Name:	Cheng Zheng
Title:

/s/ Zhang Jing
Zhang Jing, in his individual capacity

THOUSAND OCEAN GROUP LIMITED
By:	/s/ Zhang Jing
	Name:	Zhang Jing
Title:

/s/ Yap Yaw Kong
Yap Yaw Kong, in his individual capacity

TOP MOUNT GROUP LIMITED
By:	/s/ Yap Yaw Kong
	Name:	Yap Yaw Kong
Title:

/s/ Liu Haifeng
Liu Haifeng, in his individual capacity

CICC SUN COMPANY LIMITED
By:	/s/ Shirley Shiyou Chen
	Name:	Shirley Shiyou Chen
Title:

CARLYLE ASIA GROWTH PARTNERS III, L.P.

By:	CAGP General Partner, L.P., as its General Partner

By:	CAGP, Ltd., as the General Partner of CAGP General Partner, L.P.

By:	/s/ Daniel A. D’Aniello Name: Daniel A. D’Aniello
Title:

CAGP III CO-INVESTMENT, L.P.

By:	CAGP General Partner, L.P., as its General Partner

By:	CAGP, Ltd., as the General Partner of CAGP General Partner, L.P.

By:	/s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello
Title: